                                                                     EXHIBIT 5.1

                          WALLER LANSDEN DORTCH & DAVIS
                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966

  FACSIMILE                       (615) 244-6380         809 SOUTH MAIN STREET
(615) 244-6804                                                P.O. BOX 1035
                                                        COLUMBIA, TN  38402-1035
                                                             (931) 388-6031



                                January 23, 2001

Province Healthcare Company
105 Westwood Place, Suite 400
Brentwood, Tennessee 37027

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to Province Healthcare Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of $150,000,000 aggregate principal amount of the Company's 4 1/2% Convertible Subordinated Notes due 2005 (the "Notes"), and an indeterminate number of shares of Common Stock, par value, $.01 per share, of the Company, as may be required for issuance upon conversion of the Notes (the "Conversion Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company.

         We have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

1. The Notes are valid and binding obligations of the Company entitled to the benefits of the Indenture, dated as of November 20, 2000, between the Company and National City Bank, as trustee, and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general

Province Healthcare Company
January 23, 2001
Page 2



         principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2. The Conversion Shares have been duly authorized, and, if and when issued by the Company upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is require to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         The opinions expressed herein are solely for your benefit, and may be relied upon only by you.

                                      Very truly yours,

                                      /s/ Waller Lansden Dortch & Davis, PLLC